EXHIBIT 99.1

Dot VN, Inc. Announces Completion of Redesigned INFO.VN English Site and
Begins Beta Test of Online Business Directory

SAN DIEGO – December 20, 2010 – Dot VN, Inc. (www.DotVN.com) (OTC Trading Symbol: DTVI) an innovative Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, announced today that it has completed a redesign of the English section of en.www.INFO.VN, a website intended to be the ultimate Internet portal that will aggregate and organize everything that the Vietnamese Internet has to offer.  The goal of the INFO.VN English site is to create a simple and user friendly way for Non-Vietnamese speaking users to access the latest news, entertainment and information on Vietnam in one central and easy to navigate website.  Additionally, any unregistered .vn domain name (e.g. www.randomdomain.vn, www.anydomain.vn) that is accessed outside Vietnam will automatically be directed to the new INFO.VN English page.

“Our approach in the redesign was to create a cleaner, refined and more streamlined look to the English page.  We believe that the new page surpasses all of those criteria and will make using INFO.VN more enjoyable and intuitive for our users,” said Dot VN CEO Thomas Johnson.

Dot VN has also completed development of an online business directory and is now moving into the beta testing phase.  The online business directory, available at: http://en.www.INFO.VN/directory.html, allows users both in Vietnam and internationally to find leading companies, products and service providers in Vietnam.  Each listing provides a summary of the featured company, contact information, user reviews, photos and more.  In order to spur rapid adoption, Dot VN will offers the basic listing service to companies and service providers for free and plans to offer premium services in the coming year which will include premium listings, online coupons, e-commerce functionality and online booking.

“We strongly believe that our online directory will become the top resource for guiding consumer behavior,” said Johnson.  “Our online business directory will allow users to better compare products and services and provide feedback to other potential customers, which allows them to get the most value for their money.  For our corporate clients we offer greater visibility and customer access and in the near future we will be able to offer them a completely new way to market themselves to clients both in Vietnam and Worldwide.”

About the Company:

Dot VN, Inc. (www.DotVN.com) provides innovative Internet and Telecommunication services for Vietnam and operates and manages Vietnam’s innovative online media web property, www.INFO.VN. The Company is the “exclusive online global domain name registrar for .VN (Vietnam).” Dot VN is the sole distributor of Micro-Modular Data CentersTM solutions and E-Link 1000EXR Wireless Gigabit Radios to Vietnam and Southeast Asia region. Dot VN is headquartered in San Diego, California with offices in Hanoi, Danang and Ho Chi Minh City, Vietnam. For more information, visit www.DotVN.com.

Forward-Looking Statements:

Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission. Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control. In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:

Dot VN, Inc.
Thomas M. Johnson, Chairman and CEO
Phone:  858-571-2007 x14
Email:  Inquiries@DotVN.com
Website:  www.DotVN.com, www.en.INFO.VN
Register your “.vn” domains at:  www.VN